Exhibit 99.1

Applied Minerals, Inc. Commences Trading Under New Symbol “AMNL”

New York, New York-- November 24, 2009. Applied Minerals, Inc.(OTC BB: AMNL), formerly Atlas Mining Company, announced that effective today the shares of Applied Minerals, Inc. will trade under the new ticker symbol "AMNL". The change in ticker symbol is a result of the name change of Atlas Mining Company to Applied Minerals, Inc. and its recent reincorporation in the State of Delaware. The company will continue to trade on the OTC BB.

Applied Minerals Inc. Investor Relations Contact
Tim Clemensen- Rubenstein IR
(212) 843-9337